EXHIBIT 14
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-171771) and Form F-3 (Registration Nos. 333-169659 and 333-172471) of our report dated April 26, 2011 with respect to the consolidated financial statements of VocalTec Communications Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2010.
/s/ BDO USA, LLP
Certified Public Accountants
West Palm Beach, Florida
April 26, 2011